UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2019

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-36837	36-4802442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of Principal Executive Offices, and Zip Code)

(314) 985-2000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
7.50% Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On May 29, 2019, Energizer Holdings, Inc., a Missouri corporation (the “Company”), entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with VARTA Aktiengesellschaft, a German corporation (“VARTA AG”), to divest the Varta® consumer battery business in the Europe, Middle East and Africa regions (“EMEA”), including manufacturing and distribution facilities in Germany (the “Business”). On the terms and subject to the conditions set forth in the Acquisition Agreement, the Company will sell the Business for an aggregate purchase price of €180 million (the “Purchase Price”), subject to purchase price adjustments. The Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, is incorporated by reference herein.

In the Acquisition Agreement, the Company and VARTA AG have made customary representations and warranties and have agreed to customary covenants relating to the Acquisition. The Company and VARTA AG have agreed to indemnify each other for losses arising from certain breaches of the Acquisition Agreement and for certain other matters.

The Company and VARTA AG have agreed to enter into related agreements ancillary to the acquisition that will become effective upon the consummation of the acquisition, including a hearing aid battery supply agreement pursuant to which the Company will sell to VARTA AG hearing aid products bearing the Rayovac® trademark for sale by VARTA AG to retail customers in EMEA; an Alkaline Supply Agreement for the sale by VARTA AG to the Company during a transition period of certain alkaline battery products bearing the Varta® trademark; an agreement for the allocation and shared use of certain tools acquired by the Company from Spectrum Brands Holdings, Inc. (“Spectrum”); and a transition services agreement. VARTA AG will also become a party to the transition services agreement previously entered into between the Company and Spectrum on January 2, 2019 under which VARTA AG will provide to Spectrum that portion of the transition services currently provided by the Business. In addition, as part of the Acquisition, VARTA AG will acquire, indirectly through the acquisition of the Business, the Varta® brand globally and will, immediately following the closing date, enter into a license agreement with the Company under which the Company will receive a royalty-free license to use the Varta® brand in the non-EMEA territories for use in the consumer field (excluding sales to original equipment manufacturers) with the range of consumer product categories currently being sold by the Business under the Varta® brand consisting of certain consumer batteries, chargers, power banks and lighting products under the current Varta® trademarks and subbrands used today by the Business, as well as certain future Varta® marks. Subject to material compliance with its terms, the license granted to the Company is perpetual and exclusive within the specified field in all countries in the Non-EMEA territories where the Company currently sells Varta® branded products, and in respect of non-EMEA countries where the Company currently does not sell Varta® branded products, will also be exclusive unless after a specified period of time the Company does not reach certain sales thresholds in those countries, in which case the license will convert to non-exclusive in those territories where such thresholds are not achieved and will remain exclusive in all other territories.

The consummation of the transaction is subject to certain customary conditions, including, among other things, (i) the absence of a material adverse effect on the Business, (ii) the approval by the European Commission of VARTA AG as a purchaser of the sale of the Business, (iii) the receipt of certain other antitrust approvals in the European Union, (iv) the accuracy of the representations and warranties of the parties (generally subject to a customary material adverse effect standard (as described in the Acquisition Agreement) or other customary materiality qualifications), and (v) material compliance by the parties with their respective covenants and agreements under the Acquisition Agreement. The consummation of the transaction is not subject to any financing condition.

The Acquisition Agreement also contains certain termination rights, including the right of either party to terminate the Acquisition Agreement if the consummation of the Acquisition has not occurred on or before March 1, 2020.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein. The Acquisition Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, VARTA AG or the Business. In particular, the assertions embodied in the representations and warranties in the Acquisition Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Acquisition Agreement are not necessarily characterizations of the actual state of facts about the Company, VARTA AG, or the Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01. Regulation FD Disclosure.

The Company previously disclosed in its Current Report on Form 8-K filed with the SEC on November 15, 2018 that the Company and Spectrum entered into an Amended and Restated Acquisition Agreement, pursuant to which the Company agreed that it would, to the extent required to obtain regulatory approval of the proposed transaction with Spectrum, divest the Business. Spectrum agreed to share in any decline in value on the sale of the Business below the targeted sales price, up to a maximum of US $200 million. Spectrum will be contributing an additional US $200 million to Energizer in connection with the divestiture of the Business.

On May 29, 2019, the Company issued a press release announcing the entry into the Acquisition Agreement to sell the Business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

2.1	Acquisition Agreement, dated May 29, 2019 (Disclosure Letter and certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of the omitted Disclosure Letter and certain schedules and exhibits upon request)

99.1	Press Release, dated May 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: May 29, 2019